EXHIBIT 99.1

Upland Software, Inc. Regains Compliance with Nasdaq Minimum Bid Price Requirement

AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD) (the “Company”), a provider of enterprise intelligence that turns knowledge, content, and data into actionable AI-powered outcomes, today announced that it has received a letter from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it has regained compliance with the Nasdaq Global Market’s minimum bid price continued listing requirement. The letter noted that, as of July 2, 2026, the Company’s common stock had a closing bid price equal to or greater than the $1.00 minimum requirement for the prior 10 consecutive business days. Accordingly, the Company has regained compliance with Nasdaq Listing Rule 5450(a)(1), and Nasdaq considers the matter closed.

About Upland Software
Upland Software, Inc. (Nasdaq: UPLD) provides an intelligence layer that unifies and contextualizes enterprise knowledge, content, and data, turning isolated information into actionable outcomes for every human and agent. More than 1,100 enterprise customers rely on Upland's deep domain expertise to drive measurable, value-add outcomes, unlocking the full potential of AI as their organizations evolve. For more information, visit www.uplandsoftware.com.

###

Investor Relations Contact:
Michael D. Hill
investor-relations@uplandsoftware.com
512-960-1031

Media Contact:
Lloyd Berry
media@uplandsoftware.com
512-960-1010